THIRD AMENDMENT
TO
COUNTRYWIDE FINANCIAL CORPORATIONSTOCK
OPTION FINANCING PLAN AS AMENDED AND RESTATED

        Countrywide Credit Industries, Inc. (the “Company”) originally established the Countrywide Credit Industries, Inc. Stock Option Financing Plan (the “Plan”) to retain and encourage the performance of key employees and directors. The Company desires to amend the Plan to remove from eligibility all directors of the Company and those key employees who have been determined by the Board of Directors of the Company to be “Executive Officers.”

1.	Subparagraphs 1(f) through 1 (j) are hereby re-designated as subparagraphs 1(g) through 1(k) and a new subparagraph (f) is inserted as follows:

“(f) “Executive Officer” shall have the meaning set forth in Rule 3b-7 of the U. S. Securities Exchange Act of 1934, as amended from time to time, as determined by the Board of Directors of the Company.”

2.	The body of Section 2, "Purpose," is hereby deleted and the following language is inserted in its place as follows:

“The purpose of the Financing Plan is to strengthen the Company by enhancing the Company’s ability to retain and encourage the performance of key employees who are not Executive Officers. The Financing Plan is intended to complement the Company Stock Option Plans. The Financing Plan provides a procedure to facilitate the exercise of stock options by holders of options under the Company Stock Option Plans.”

3.	The body of Section 3, "Eligibility," is hereby deleted and the following language is inserted in its place as follows:

“All persons, other than directors of the Company and Executive Officers, who have received a grant of an option or options pursuant to a Company Stock Option Plan and are affiliated with the Company (or any of its Subsidiaries) as of the date of exercise of such options are eligible to participate in the Financing Plan with respect to the exercise of such options.”

4.	The body of Section 5(a), “Maximum Principal Amount,” is hereby deleted and the following language is inserted in its place as follows:

“The maximum principal amount of any loan to a Recipient at the time of such loan is 100% of the exercise price of the options to purchase Common Stock exercised with the proceeds of such loans. Notwithstanding the foregoing, the maximum principal amount may be reduced by the Company in accordance with Section 7(e) hereof.”

5.	All other terms and conditions of the Plan remain unchanged.

        IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed by its duly authorized officer as of this 3rd day of December, 2002.

Countrywide Financial Corporation

By: /s/ Anne McCallion Anne McCallion Managing Director, Chief Administrative Officer